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                                                                      EXHIBIT 16



                              Ernst & Young LLP
                             202 Carnegie Center
                         Princeton, New Jersey 08543


                                                      June 29, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

      We have read Item 4 of the Form 8-K dated June 26, 1998 of Escalon Medical Corp. and are in agreement with the statements contained in paragraph 1 on page
2. We have no basis to agree or disagree with the other statements of the registrant contained therein.

                                                Very truly yours,

                                                ERNST & YOUNG LLP


                                                By:   /s/ Keith L. Brownlie
                                                      ------------------------
                                                         Keith L. Brownlie
                                                         Partner


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